Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

DATA STORAGE CORPORATION

OF

UP TO 6,192,990 SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE OF
$5.20 PER SHARE, REPRESENTING AN AGGREGATE PURCHASE PRICE OF UP TO
$32,203,548

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON
WEDNESDAY, JANUARY 7, 2026,

UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION TIME”) OR EARLIER TERMINATED.

December 8, 2025

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 8, 2025 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”) in connection with the offer by Data Storage Corporation, a Nevada corporation (the “Company,” “we,” “us” or “our”), to purchase for cash up to 6,192,990 shares of our common stock, par value $0.001 per share (the “shares”), at a price of $5.20 per share (the “Purchase Price”), less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.

Upon the terms and subject to the conditions of the Offer, if 6,192,990 shares or less are properly tendered and not properly withdrawn prior to the Expiration Time, the Company will purchase all shares properly tendered. All shares acquired, if any, in the Offer will be acquired at the Purchase Price. Only shares properly tendered and not properly withdrawn will be purchased. However, because of proration provisions described in the Offer to Purchase, the Company may not purchase all of the shares tendered if more than 6,192,990 shares are properly tendered and not properly withdrawn.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by the terms and conditions of the Offer set forth in the Offer to Purchase and the Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer, if 6,192,990 shares or fewer are properly tendered and not properly withdrawn, the Company will purchase all shares properly tendered and not properly withdrawn prior to the Expiration Time. Only shares properly tendered and not properly withdrawn will be purchased in the Offer upon the terms of and subject to the conditions of the Offer (including the proration provisions described in the Offer to Purchase). Under no circumstances will interest be paid on the Purchase Price for the shares regardless of any delay in making such payment. All shares acquired in the Offer, if any, will be acquired at the Purchase Price. The Company reserves the right, in its sole discretion, to decrease the number of shares sought in the Offer, subject to applicable law.

The Company reserves the right, in its sole discretion, to (i) upon the occurrence of any of the conditions to the Offer more specifically described in the Offer to Purchase, (a) terminate the Offer and return all tendered shares to the tendering shareholders, (b) extend the Offer and, subject to the withdrawal rights set forth in the Offer to Purchase, retain all of the tendered shares until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the shares properly tendered and not properly withdrawn prior to the Expiration Time or (d) delay acceptance for payment of or payment for shares, subject to applicable law, until satisfaction or waiver of such condition, or (ii) amend the Offer in any respect, subject to applicable law.

If the conditions to the Offer have been satisfied or waived and more than 6,192,990 shares have been properly tendered and not properly withdrawn prior to the Expiration Time, the Company will purchase shares properly tendered on a pro rata basis with appropriate adjustment to avoid purchases of fractional shares.

As a result of the foregoing, it is possible that fewer than all shares that you tendered will be purchased even though those shares were properly tendered and not properly withdrawn. Shares not purchased in the Offer, including shares not purchased because of proration, will be returned to you at the Company’s expense promptly after the Expiration Time. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not subject to a financing condition. The Offer is, however, subject to certain other conditions. See Section 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and we can tender your shares only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL AND OTHER TENDER OFFER MATERIALS FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT OR ANY OTHER MATERIALS TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account in accordance with the terms and subject to the conditions of the Offer.

Please note the following:

1.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your shares will be purchased in the event of proration.
2.	The Offer, proration period and withdrawal rights will expire at midnight at the end of the day, New York City time, on Wednesday, January 7, 2026, unless the Company extends or earlier terminates the Offer in accordance with the terms and subject to the conditions of the Offer, subject to applicable law.
3.	Tendering shareholders who are tendering shares registered in their name and who are tendering such shares directly to Broadridge Corporate Issuer Solutions, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT AT THE END OF THE DAY, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form to us. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal, and is being made to all record holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof will not be in compliance with the securities, “blue sky” or other applicable laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 8, 2025 the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”) in connection with the offer by Data Storage Corporation, a Nevada Corporation (the “Company”), to purchase up to 6,192,990 shares of common stock, par value $0.001 per share, at a price of $5.20 per share to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below, or, if no number is specified, all shares you hold for the account of the undersigned, at the price per share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered

By You For The Account Of The Undersigned: __________ Shares.

The Company’s Board of Directors and Special Committee has authorized the Company to make the Offer. However, none of the Company, nor the Special Committee, any of the members of its Board of Directors, or the Information Agent and the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their shares. None of the Company, nor the Special Committee, any of the members of its Board of Directors, or the Information Agent and the Depositary has authorized any person to make any recommendation to you as to whether you should tender or refrain from tendering your shares. Shareholders should carefully evaluate all information in the Offer to Purchase and in the Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender or refrain from tendering their shares and, if deciding to tender how many shares to tender.

SIGNATURE

Signature(s): __________________________________________________________________

Name(s): _____________________________________________________________________

(Please Print)

Taxpayer Identification or Social Security No.: _______________________________________

                                                                                  (Please Print)

Address(es): ___________________________________________________________________

        ___________________________________________________________________

         (Include Zip Code)

Phone Number (Including Area Code): ______________________________________________

Date: _____________________________

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